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                                                                     EXHIBIT 4.3

[Front]


              Incorporated under the laws of the State of Delaware

                                    NETSCOUT

NUMBER                                                 SHARES
NET

                                                       Common Stock See
                                                       Reverse for
                                                       Certain Definitions


                             NetScout Systems, Inc.




                   FULLY PAID AND NONASSESSABLE SHARES OF THE
                 PAR VALUE OF $.001 EACH OF THE COMMON STOCK OF

NetScout Systems, Inc. transferable upon the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-Laws of the Corporation as from time to time amended.

       This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

       IN WITNESS WHEREOF, NetScout Systems, Inc. has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Dated:


         Anil Singhal                           Anil Singhal
         Treasurer                              President


Countersigned and Registered: Mellon Investor Services, LLC
                              Transfer Agent and Registrar


                               By Authorized Signatory

[Reverse Side]

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       THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF
STOCK. A COPY OF THE PREFERENCES, POWERS, QUALIFICATIONS AND RIGHTS OF EACH CLASS AND SERIES WILL BE FURNISHED BY THE CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE.

       The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT-____Custodian_____
TEN ENT - as tenants by the entireties                    (Cust)       (Minor)
JT TEN  - as joint tenants with right           under Uniform Gift to Minors
          of survivorship and not as            Act__________
          tenants in common                         (State)

       Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sell, assign, and transfer unto [PLEASE INSERT] SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint ______________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated,_______________


             ---------------------------------------------------------------
             NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

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The signature(s) should be guaranteed by an eligible
guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.